Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On June 21, 2012, pursuant to the terms of a share purchase agreement (the “Share Purchase Agreement”) among Agilent Technologies, Inc., a Delaware corporation (“Agilent”), Agilent Technologies Europe B.V., a limited liability company incorporated under the laws of The Netherlands and a direct, wholly-owned subsidiary of Agilent (“Agilent Europe”), and Delphi S.a.r.l., a Luxembourg private limited liability company that is ultimately controlled by EQT V Limited (“Delphi”), Agilent Europe completed its acquisition of 100% of the share capital of Dako A/S, a limited liability company incorporated under the laws of Denmark (“Dako”), for a cash enterprise value of approximately $2,144 million, subject to a post-closing working capital and net debt adjustment.  Following the completion of the acquisition, Dako is a wholly owned subsidiary of Agilent Europe.

 The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). Accordingly, the consideration payment of $2,144 million has been allocated on a preliminary basis to assets acquired and net liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition.  These allocations reflect preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A and are subject to change once finalized.

The following unaudited pro forma condensed combined consolidated financial statements reflect the acquisition of Dako using the acquisition method of accounting. The pro forma adjustments are based upon available information and assumptions that Agilent believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates (for example estimates as to the value of acquired property, plant and equipment as well as intangible assets) and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined consolidated financial statements and the combined companies’ future results of operations and financial position.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended October 31, 2011, the six months ended April 30, 2012 and the nine months ended July 31, 2012, illustrate the effect of the acquisition of Dako as if it had occurred on November 1, 2010. The unaudited pro forma condensed combined consolidated statement of operations for the year ended October 31, 2011 combines the historical audited statement of operations of Agilent for the year ended October 31, 2011 and Dako's historical statement of earnings for the year ended December 31, 2011. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended April 30, 2012 combines the historical unaudited statement of operations of Agilent for the six months ended April 30, 2012 and Dako's historical unaudited statement of earnings for the six months ended March 31, 2012. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended July 31, 2012 combines the historical unaudited statement of operations of Agilent for the nine months ended July 31, 2012 (including Dako from June 22, 2012) and Dako's historical unaudited statement of earnings for the eight months ended May 31, 2012. The unaudited statement of earnings for the fourth quarter of Dako's calendar reporting period, October 1, 2011 to December 31, 2011, is included in twelve months ended December 31, 2011 and in the six and eight months ended March 31, 2012 and May 31, 2012. In the three months ended December 31, 2011, Dako reported net revenue of $95 million and a net loss of $29 million.

The unaudited pro forma condensed combined consolidated balance sheet as of April 30, 2012 is presented as if our acquisition of Dako had occurred on April 30, 2012, combining the historical unaudited balance sheet of Agilent at April 30, 2012 and the historical unaudited balance sheet of Dako at March 31, 2012.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. These unaudited pro forma condensed combined consolidated financial statements are prepared by management for informational purposes only in accordance with Article 11 of Securities and Exchange Commission Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of Agilent. The unaudited pro forma condensed combined consolidated financial statements do not reflect any operating efficiencies and/or cost savings that Agilent may achieve, or any additional expenses or costs of integration that it may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined consolidated financial statements, and such assumptions should be reviewed in their entirety.

Agilent’s fiscal year ended October 31, 2011 and does not differ from Dako's fiscal year ended December 31, 2011 by more than 93 days. As such the Securities and Exchange Commission (“SEC’) rules allow a combined presentation of these reporting periods for the purpose of pro forma financial information.

Agilent’s quarter ended April 30, 2012 does not differ from Dako's quarter ended March 31, 2012 by more than 93 days. As such the SEC rules allow a combined presentation of these reporting periods for the purpose of pro forma financial information.

The unaudited pro forma condensed combined consolidated financial statements have been developed from the following sources with the following unaudited adjustments:

U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) financial information for Agilent has been extracted without adjustments from: (i) Agilent's audited consolidated statement of operations for the year ended October 31, 2011, contained in Agilent's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on December 16, 2011; (ii) Agilent's unaudited consolidated statement of operations for the six months ended April 30, 2012, and Agilent's unaudited consolidated balance sheet as of April 30, 2012, both contained in Agilent's Quarterly Report on Form 10-Q filed with the SEC on June 4, 2012; and (iii) Agilent's unaudited consolidated statement of operations for the nine months ended July 31, 2012 on Form 10-Q filed with the SEC on September 5, 2012.

International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”) financial information for Dako has been extracted without adjustment from: (i) Dako's consolidated statement of income for the year ended December 31, 2011, contained in this Form 8-K/A; and (ii) Dako's unaudited consolidated statement of income for the three months ended December 31, 2011, the three months ended March 31, 2012 and the two months ended May 31, 2012 and Dako's unaudited consolidated balance sheet as of March 31, 2012, both received from Dako management. These financial statements were originally prepared using Danish Krone ("DKK") as the reporting currency, and have been translated into U.S. dollars ("USD") in the pro forma financial information using the methodology and the exchange rates noted below. Certain adjustments have been made to convert the Dako's IFRS financial information to U.S. GAAP and to align Dako's accounting policies with Agilent's U.S. GAAP accounting policies. The basis of these adjustments is explained in the notes to the pro forma financial information.

Dako translated its historical financial information into DKK based upon the requirements of IFRS. Based upon its review of Dako's historical financial statements and understanding of the differences between U.S. GAAP and IFRS, Agilent is not aware of any further adjustments that it would need to make to Dako's historical financial statements relating to foreign currency translation. The pro forma adjustments in the Pro Forma Financial Information have been translated from DKK to USD using historic exchanges rates. The average exchange rates applicable to Dako during the periods presented for the pro forma income statements and the period end exchange rate for the pro forma balance sheet are as follows:

		DKK/USD
Year ended December 31, 2011	Average Spot Rate	5.30921
Period ended March 31, 2012	Average Spot Rate	5.55179
March 31, 2012	Period End Spot Rate	5.57800
Period ended May 31, 2012	Average Spot Rate	5.56366

The pro forma financial information should be read in conjunction with:

•the accompanying notes to the pro foma financial information;

•
the audited consolidated financial statements of Agilent for the year ended October 31, 2011 and the related notes thereto, the unaudited consolidated financial statements of Agilent for the six months ended April 30, 2012 and related notes thereto; the unaudited consolidated financial statements of Agilent for the nine months ended July 31, 2012; and

•	the audited consolidated financial statements of Dako as of and for the year ended December 31, 2011 and the related notes thereto, included in this Form 8-K/A.

AGILENT TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
 (in millions)
(unaudited)

	Agilent	Dako
	April 30, 2012	March 31, 2012 (note 6)	Pro forma Adjustments (note 5)		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,896	$6	$(2,144)	[A]	$1,758
Accounts receivable, net	909	97	—		1,006
Inventory	947	58	33	[B]	1,038
Other current assets	258	7	—		265
					—
Total current assets	6,010	168	(2,111)		4,067
Property, plant and equipment, net	996	124	16	[C]	1,136
Goodwill	1,597	599	805	[D]	3,001
Other intangible assets, net	394	589	149	[E]	1,132
Long-term investments	111	—	—		111
Other assets	305	10	—		315
Total assets	$9,413	$1,490	$(1,141)		$9,762
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$457	$20	$—		$477
Employee compensation and benefits	396	18	—		414
Deferred revenue	423	—	—		423
Short-term debt	251	13	(13)	[G]	251
Other accrued liabilities	308	54	13	[F]	389
			14	[F]
Total current liabilities	1,835	105	14		1,954
Long-term debt	1,926	773	(730)	[G]	1,969
Retirement and post-retirement benefits	281	—	—		281
Other long-term liabilities	646	162	52	[H]	860
Total liabilities	4,688	1,040	(664)		5,064
Total equity:
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	6	19	(19)	[F]	6
Treasury stock at cost	(8,612)	—	—		(8,612)
Additional paid-in-capital	8,354	—	—		8,354
Retained earnings	4,906	436	(436)	[F]	4,879
		—	(13)	[F]
			(14)	[F]
Accumulated other comprehensive income (loss)	68	(5)	5	[F]	68
Total stockholder’s equity	4,722	450	(477)		4,695
Non-controlling interest	3	—	—		3
Total equity	4,725	450	(477)		4,698
Total liabilities and equity	$9,413	$1,490	$(1,141)		$9,762
The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

AGILENT TECHNOLOGIES, INC.
 PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
 (in millions, except per share amounts)
 (unaudited)

	Agilent	Dako
	Year ended
	October 31, 2011	December 31, 2011 (note 6)	Pro forma Adjustments (note 5)		Pro forma Combined
Net revenue	$6,615	$361	$—		$6,976

Total costs	3,086	126	44	[I]	3,256
Research and development	649	51	—		700
Selling, general and administrative	1,809	155	28	[I]	1,992
Total costs and expenses	5,544	332	72		5,948
Income from operations	1,071	29	(72)		1,028
Interest income	14	—	(2)	[K]	12
Interest expense	(86)	(53)	46	[L]	(93)
Other income (expense), net	33	(14)	12	[M]	31
Income (loss) before taxes	1,032	(38)	(16)		978
Provision for income taxes	20	5	(4)	[P]	21
Net income (loss)	$1,012	$(43)	$(12)		$957
Net income per share — basic:	$2.92	$—	$—		$2.76
Net income per share — diluted:	$2.85	$—	$—		$2.70
Weighted average shares used in computing income per share:
Basic	347	—	—		347
Diluted	355	—	—		355

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

AGILENT TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
 (in millions, except per share amounts)
(unaudited)

	Agilent	Dako
	Six Months Ended
	April 30, 2012	March 31, 2012 (note 6)	Pro forma Adjustments (note 5)		Pro forma Combined
Net revenue	$3,368	$183	$—		$3,551

Total costs	1,576	66	21	[I]	1,663
Research and development	328	24	—		352
Selling, general and administrative	893	76	15	[I]	984
Total costs and expenses	2,797	166	36		2,999
Income from operations	571	17	(36)		552
Interest income	5	—	(1)	[K]	4
Interest expense	(51)	(24)	20	[L]	(55)
Other income (expense), net	24	(8)	6	[M]	22
Income (loss) before taxes	549	(15)	(11)		523
Provision for income taxes	64	8	(3)	[P]	69
Net income (loss)	$485	$(23)	$(8)		$454
Net income per share — basic:	$1.39	$—	$—		$1.30
Net income per share — diluted:	$1.37	$—	$—		$1.29
Weighted average shares used in computing income per share:
Basic	348	—	—		348
Diluted	353	—	—		353
Cash dividends declared per common share	$0.10	$—	$—		$0.10

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

AGILENT TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
 (in millions, except per share amounts)
 (unaudited)

	Agilent	Dako
	Nine Months Ended	Eight Months Ended
	July 31,2012	May 31,2012 (note 6)	Pro forma Adjustments (note 5)		Pro forma Combined
Net revenue	$5,091	$242	$—		$5,333

Total costs	2,409	87	29	[I]	2,515
			(10)	[O]
Research and development	490	37	—		527
Selling, general and administrative	1,351	100	19	[I]	1,457
			(13)	[J]
Total costs and expenses	4,250	224	25		4,499
Income from operations	841	18	(25)		834
Interest income	7	—	(1)	[K]	6
Interest expense	(75)	(32)	27	[L]	(80)
Other income (expense), net	14	(44)	40	[M]	24
			14	[N]
Income (loss) before taxes	787	(58)	55		784
Provision for income taxes	59	3	15	[P]	77
Net income (loss)	$728	$(61)	$40		$707
Net income per share — basic:	$2.09	$—	$—		$2.03
Net income per share — diluted:	$2.06	$—	$—		$2.00
Weighted average shares used in computing income per share:
Basic	348	—	—		348
Diluted	353	—	—		353
Cash dividends declared per common share	$0.20	$—	$—		$0.20

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

Agilent Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1.     Background

On June 21, 2012, we completed our acquisition of Dako, a Denmark-based cancer diagnostic company. Dako provides antibodies, reagents, scientific instruments and software primarily to customers in pathology laboratories to raise the standards for fast and accurate diagnostic answers for cancer patients. Dako also collaborates with a number of major pharmaceutical companies to develop new potential pharmacodiagnostics, also called companion diagnostics, which may be used to identify patients most likely to benefit from a specific targeted therapy.

We expect to realize revenue synergies, leverage and expand the existing sales channels and product development resources, and utilize the assembled workforce. The company also anticipates opportunities for growth through expanded geographic and customer segment diversity and the ability to leverage additional products and capabilities. These factors, among others, contributed to a purchase price in excess of the estimated fair value of Dako's net identifiable assets acquired, and, as a result, we have recorded goodwill in connection with this transaction.

2.     Basis of Pro Forma Presentation

 The unaudited pro forma condensed combined consolidated statement of operations for the year ended October 31, 2011, the six months ended April 30, 2012 and the nine months ended July 31, 2012, illustrate the effect of the acquisition of Dako, as discussed in Note 3, as if it had occurred on November 1, 2010. The unaudited pro forma condensed combined consolidated statement of operations for the year ended October 31, 2011 combines the historical audited statement of operations of Agilent for the year ended October 31, 2011 and Dako's historical statement of earnings for the year ended December 31, 2011. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended April 30, 2012 combines the historical unaudited statement of operations of Agilent for the six months ended April 30, 2012 and Dako's historical unaudited statement of earnings for the six months ended March 31, 2012. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended July 31, 2012 combines the historical unaudited statement of operations of Agilent for the nine months ended July 31, 2012 (including Dako from June 22, 2012) and Dako's historical unaudited statement of earnings for the eight months ended May 31, 2012. The unaudited statement of earnings for the fourth quarter of Dako's calendar reporting period, October 1, 2011 to December 31, 2011, is included in twelve months ended December 31, 2011 and in the six and eight months ended March 31, 2012 and May 31, 2012. In the three months ended December 31, 2011, Dako reported net revenue of $95 million and a net loss of $29 million.

The unaudited pro forma condensed combined consolidated balance sheet as of April 30, 2012 is presented as if our acquisition of Dako had occurred on April 30, 2012, combining the historical unaudited balance sheet of Agilent at April 30, 2012 and the historical unaudited balance sheet of Dako at March 31, 2012.

Our acquisition of Dako has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

Under ASC 805, acquisition-related transaction costs (e.g., professional fees for legal, accounting, tax, due diligence, valuation and other related services, etc.) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.  Total acquisition-related transaction costs incurred by Agilent after April 30, 2012 were approximately $27 million and are reflected in these unaudited pro forma condensed combined consolidated financial statements as a decrease to retained earnings and an increase to liabilities.

3.     Summary of Significant Accounting Policies

The pro forma condensed combined consolidated information has been compiled in a manner consistent with the accounting policies adopted by Agilent. Adjustments were made for the differences between IFRS and U.S. GAAP, as set out further in Note 6, together with adjustments arising as part of acquisition accounting. Apart from these adjustments, the accounting policies of Dako were not deemed to be materially different from those adopted by Agilent.

4. Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase price of $2,144 million to the estimated fair values of the assets acquired and liabilities assumed on the closing date of June 21, 2012 as if the acquisition had occurred on April 30, 2012 (in millions).

Cash and cash equivalents	$6
Accounts receivable	97
Inventories	91
Other current assets	7
Property, plant and equipment	140
Intangible assets	738
Other assets	10
Goodwill	1,404
Total assets acquired	2,493
Accounts payable	(20)
Employee compensation and benefits	(18)
Other accrued liabilities	(54)
Long-term debt	(43)
Other long-term liabilities	(214)
Net assets acquired	$2,144

The identifiable intangible assets of $738 million consist of $287 million of acquired developed product technology, $140 million of customer relationships, $183 million of in-process research and development and $128 million of tradename. These intangible assets will be amortized over their expected useful lives from 4 to 12 years. The estimated goodwill reflected on this pro forma balance sheet is calculated as if the transaction had occurred as of the pro forma balance sheet date and therefore, will be different from the preliminary estimated goodwill reflected above based on the net assets acquired at closing. The goodwill recorded in connection with this transaction is not deductible for income tax purposes.

The amounts above are considered preliminary and are subject to change once Agilent receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition method. Thus these amounts are subject to refinement, and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

5. Pro forma financial statement adjustments

The following pro forma adjustments are included in our unaudited pro forma condensed combined consolidated financial statements:

[A] To reflect $2,144 million of cash paid in connection with the acquisition of Dako by Agilent.
[B] To adjust Dako's inventory to an estimated fair value of $91 million.
[C] To adjust Dako's property, plant and equipment to an estimated fair value of $140 million.
[D] To eliminate Dako's historical goodwill of $599 million and record the preliminary estimate of goodwill for our acquisition of Dako of $1,404 million.
[E] To eliminate Dako's historical intangible assets, net, of $589 million and record the preliminary estimate of intangible assets for our acquisition of Dako of $738 million.
[F] To eliminate $450 million of Dako's historical shareholders’ equity and to reflect the $13 million of non-recurring acquisition-related transaction costs and $14 million of non-recurring currency loss on derivatives contracts incurred by Agilent after April 30 2012 and recorded as an increase to liabilities and a decrease to retained earnings.
[G] To eliminate $743 million of Dako's outstanding short-term and long-term debt repaid on acquisition.
[H] To eliminate Dako's historical deferred tax liability of $147 million associated with its historical intangible assets and record the preliminary estimate of $199 million.
[I] To record the difference in amortization of the preliminary fair value and historical amount of Dako's intangible assets, net as follows:

		Estimated Useful Life	Pro forma amortization for the six months ended	Pro forma amortization for the eight months ended	Pro forma amortization for the year ended
($ in millions)	Intangible Asset		April 30, 2012	May 31, 2012	October 31, 2011
Developed product technology	$287	8 - 9 years	$25	$34	$51
Customer relationships	140	4 years	18	23	35
In – Process R&D	183	—	—	—	—
Tradename	128	12 years	5	7	11
	$738
Less amortization related to Dako's pre-existing intangible assets			(12)	(16)	(25)
Pro forma adjustment			$36	$48	$72

[J] To eliminate non recurring acquisition related transaction costs of $13 million in the nine months ended July 31, 2012.
[K] To record the estimated decrease interest income of $2 million for the year ended October 31, 2011 and $1 million for both the six and nine months ended April 30, 2012 and July 31, 2012 at the average yield of 0.09 percent due to the reduction in cash used for the acquisition.
[L] To record the estimated decrease in Dako's net interest expense as a result of the repayment of debt of $46 million for the year ended December 31, 2011, $20 million for the six months ended March 31, 2012 and $27 million in the eight months ended May 31, 2012.
[M] To record an estimated decrease in currency losses associated with U.S. dollar denominated debt as a result of repayment. Currency losses decreased by $12 million for the year ended December 31, 2011, $6 million for the six months ended March 31, 2012 and $40 million for the eight months ended May 31, 2012.
[N] To eliminate the $14 million of currency loss on derivatives contracts entered into for the acquisition purchase price.
[O] To eliminate $10 million of inventory fair value adjustment amortized in the nine months ended July 31, 2012.
[P] To record the tax effect of the pro forma adjustments calculated at the applicable blended statutory rate of 27%.

6. Reconciliation of Dako historical condensed combined consolidated financial statements from IFRS to US GAAP
The historical financial statements of Dako are prepared in accordance with IFRS as issued by IASB. IFRS is similar to US GAAP except as shown below in the unaudited reconciliation below in millions:
Consolidated statement of operations:

	For the year ended December 31, 2011					For the six months ended March 31, 2012
	(in millions)
	Under IFRS (in DKK)	Under IFRS (in USD)	Adjustments to reconcile to US GAAP/Agilent Presentation (in USD)		Under US GAAP (in USD)	Under IFRS (in DKK)	Under IFRS (in USD)	Adjustments to reconcile to US GAAP/Agilent Presentation (in USD)		Under US GAAP (in USD)
Net revenue	1,918	361	—		361	1,014	183	—		183

Total costs	650	122	4	[a]	126	350	63	3	[a]	66
Research and development	182	34	(4)	[a]	51	90	16	(3)	[b]	24
			21	[b]				11	[b]
Selling, general and administrative	802	152	3	[c]	155	420	76	—		76
Total costs and expenses	1,634	308	24		332	860	155	11		166
Income from operations	284	53	(24)		29	154	28	(11)		17
Financial income	2	—	—			305	55	(55)	[d]	—
Financial expense	(346)	(65)	65	[d]		(467)	(84)	84	[d]	—
Interest income	—	—	—		—	—	—	—		—
Interest expense	—	—	(53)	[d]	(53)	—	—	(24)	[d]	(24)
Other income (expense), net	(12)	(2)	(12)	[d]	(14)	(16)	(3)	(5)	[d]	(8)
Income before taxes	(72)	(14)	(24)		(38)	(24)	(4)	(11)		(15)
Provision for income taxes	61	11	(6)	[e]	5	53	10	(2)	[e]	8
Net income	(133)	(25)	(18)		(43)	(77)	(14)	(9)		(23)

Consolidated statement of operations:

	For the eight months ended May 31, 2012
	(in millions)
	Under IFRS (in DKK)	Under IFRS (in USD)	Adjustments to reconcile to US GAAP/Agilent Presentation (in USD)		Under US GAAP (in USD)
Net revenue	1,346	242	—		242

Total costs	461	83	4	[a]	87
Research and development	122	22	(4)	[a]	37
			19	[b]
Selling, general and administrative	560	100	—		100
Total costs and expenses	1,143	205	19		224
Income from operations	203	37	(19)		18
Financial income	29	5	(5)	[d]	—
Financial expense	(427)	(77)	77	[d]	—
Interest income	—	—	—
Interest expense	—	—	(32)	[d]	(32)
Other income (expense), net	(21)	(4)	(40)	[d]	(44)
Income before taxes	(216)	(39)	(19)		(58)
Provision for income taxes	42	8	(5)	[e]	3
Net income	(258)	(47)	(14)		(61)

Consolidated balance sheet:

	As of March 31, 2012
	(in millions)
	Under IFRS (in DKK)	Under IFRS (in USD)	Adjustments to reconcile to US GAAP/Agilent Presentation (in USD)		Under US GAAP (in USD)
ASSETS
Current assets:
Cash and cash equivalents	35	6	—		6
Accounts receivable, net	539	97	—		97
Inventory	322	58	—		58
Other current assets	42	7	—		7
Total current assets	938	168	—		168
Property, plant and equipment, net	692	124			124
Goodwill	3,338	599	—		599
Other intangible assets, net	3,583	642	(53)	[b]	589
Other assets	53	10	—		10
Total assets	8,604	1,543	(53)		1,490

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	111	20	—		20
Employee compensation and benefits	100	18	—		18
Short-term debt	72	13	—		13
Other accrued liabilities	299	54	—		54
Total current liabilities	582	105	—		105
Long-term debt	4,311	773	—		773
Other long-term liabilities	978	175	(13)	[e]	162
Total liabilities	5,871	1,053	(13)		1,040
Total equity:
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	105	19	—		19
Additional paid-in-capital	—	—	—		—
Retained earnings	2,656	476	(40)	[f]	436
Accumulated other comprehensive income	(28)	(5)	—		(5)
Total stockholder’s equity	2,733	490	(40)		450
Non-controlling interest	—	—	—		—
Total equity	2,733	490	(40)		450
Total liabilities and equity	8,604	1,543	(53)		1,490

Certain balances were reclassified from the Dako financial statements so that their presentation would be consistent with Agilent. Dako's reporting currency for its historical financial information is the DKK. The U.S. GAAP financial information has been translated from DKK to USD using historic average exchange rates applicable to Dako during the periods presented for the Pro Forma Income Statements and the period end exchange rate for the Pro Forma Balance Sheet.

[a] Research and Development Costs

Research and development costs have been reclassified to cost of goods sold in accordance with Agilent accounting policy. Therefore an adjustment has been made in the U.S GAAP statement of operations of $4 million for the year ended December 31, 2011, $3 million for the six months ended March 31, 2012 and $4 million for the eight months ended May 31, 2012.

[b] Development Costs
Under IFRS, Dako capitalized development costs of new products, new product versions and technologies with significant enhancements in accordance with International Accounting Standard ("IAS") 38, "Intangible Assets". Agilent's policy is to expense such costs as incurred in accordance with ASC 730, "Research and Development". Therefore an adjustment has been made in the U.S. GAAP balance sheet of $53 million to eliminate certain intangible assets, as of March 31, 2012, and adjustments of $21 million, $11 million and $19 million in the U.S. GAAP statement of operations for the year ended December 31, 2011, the six months ended March 31, 2012 and the eight months ended May 31, 2012, respectively, to expense these development costs to research and development as incurred.

[c] Restructuring Costs

An adjustment has been made in the statement of operations for the year ended December 31, 2011 in respect of accrued restructuring costs for $3 million for termination payments for which there was a timing difference in recognition between IAS 37, "Provisions, Contingent Liabilities and Contingent Assets" and Agilent accounting policy.

[d] Reclassification of financial income and financial expense

Adjustments have been made to reclassify financial income and financial expense to interest income, interest expense and other income (expense), net in accordance with Agilent accounting policy.

[e] Income taxes

Adjustments to current and deferred taxes have been recorded at the statutory rate of 25 percent in effect during the periods for which the U.S. GAAP income statements are presented. A reduction in the deferred tax liability of $13 million was recorded to the adjustments presented in the U.S. GAAP balance sheet. Income tax expense of $6 million, $2 million and $5 million was recorded in the consolidated statement of operations for the year ended December 31, 2011, the six months ended March 31, 2012 and the eight months ended May 31, 2012, respectively with respect to the adjustments presented in the U.S. GAAP statements of operations.

[f] Equity

The $40 million adjustment relates to the impact of U.S. GAAP balance sheet adjustments to retained earnings.